                                                                    EXHIBIT 23.1


              Consent of Independent Certified Public Accountants



We consent to the reference to our firm under the captions "Experts", "Selected Financial Data" and "Supplemental Selected Financial Data" and to the use of our reports as follows in the Registration Statement (Form S-1) and the related Prospectus of Vision Twenty-One, Inc. dated May 12, 1998.



VISION TWENTY-ONE, INC. AND SUBSIDIARIES                       MARCH 11, 1998

SUPPLEMENTAL VISION TWENTY-ONE, INC. AND SUBSIDIARIES          MARCH 11, 1998

SWAGEL-WOOTTON EYE CENTER, LTD. AND AZTEC OPTICAL
   LIMITED PARTNERSHIP                                         OCTOBER 12, 1997

RICHARD L. SHORT, D.O., P.A. d/b/a EYE ASSOCIATES
   OF PINELLAS                                                 MARCH 14, 1997, EXCEPT FOR NOTE 12, AS TO
                                                                  WHICH THE DATE IS MARCH 28, 1997

COCHISE EYE & LASER, P.C.                                      MARCH 28, 1997, EXCEPT FOR NOTE 6, AS TO
                                                                  WHICH THE DATE IS MAY 1, 1997

RETINA ASSOCIATES, SOUTHWEST, P.C. AND DGL PROPERTIES, INC.    OCTOBER 31, 1997

MANAGED HEALTH SERVICE, INC.                                   NOVEMBER 21, 1997

MEC HEALTH CARE, INC. AND LSI ACQUISITION, INC.                MARCH 5, 1998


                                                      /s/ Ernst & Young LLP



Tampa, Florida
May 11, 1998